SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:  May 14, 2002                     Commission File Number 0-15898


                         CASUAL MALE RETAIL GROUP, INC.
                        (formerly known as Designs, Inc.)
             (Exact name of registrant as specified in its charter)

               Delaware                                        04-2623104
    (State or other jurisdiction of                          (IRS Employer
incorporation of principal executive offices)               Identification No.)


   555 Turnpike Street, Canton, MA                                  02021
(Address of principal executive offices)                          (Zip Code)


                                 (781) 828-9300
              (Registrant's telephone number, including area code)
        Securities registered pursuant to Section 12(b) of the Act: None

           Securities registered pursuant to Section 12(g) of the Act:

                          Common Stock, $0.01 par value
                              (Title of each Class)

                                -----------------

Item 7(b) of the Current Report on Form 8-K filed by Designs, Inc. (now known as Casual Male Retail Group, Inc.) on May 23, 2002 and amended on May 23, 2002 and June 14, 2002 is hereby amended to read in its entirety as follows:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(b) Pro Forma Financial Information

The following pro forma financial information is subject to revision, which could have a significant impact on total assets, total liabilities and stockholders' equity (deficit), depreciation and amortization, interest expense and income taxes:

     Unaudited Pro Forma Condensed Consolidated Balance Sheet as of May 4, 2002 Unaudited Pro Forma Condensed Consolidated Statements of Operations for the
          three months ended May 4, 2002
     Unaudited Pro Forma Condensed Consolidated Statements of Operations for the
          year ended February 2, 2002
     Notes to Unaudited Pro Forma Condensed Consolidated Financial Information


The unaudited pro forma financial information included herein gives effect to the Company's acquisition of Casual Male and to the financing transactions completed by the Company as of May 14, 2002. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended May 4, 2002 and the year ended February 2, 2002 are based on historical data as reported by the separate companies, and reflect adjustments prepared as if the acquisition had occurred on February 4, 2001. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is based on historical data as reported by the separate companies, and reflects adjustments prepared as if the acquisition had occurred on May 4, 2002.

The acquisition of Casual Male has been accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values, with appropriate recognition given to the Company's borrowing rates, accounting policies, and income taxes. The Company's management does not expect that the final allocation of the purchase price for the acquisition of Casual Male will differ materially from the allocations used to prepare the unaudited pro forma financial information presented herein.

The Unaudited Pro Forma Condensed Consolidated Financial Statements contained herein (the "Statements") have been prepared based on available information, using assumptions that the Company's management believes are reasonable. The Statements do not purport to represent the actual financial position or results of operations that would have occurred if the acquisition had occurred on the dates specified. The Statements are not necessarily indicative of the results that may be achieved in the future. The Statements do not reflect any adjustments for the effect of certain operating synergies or expected cost reductions that the Company may realize as a result of the acquisition. No assurances can be given as to the amount of financial benefits, if any, that may actually be realized as the result of the acquisition.

The assumptions used and adjustments made in preparing the Statements are described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements contained herein (the "Notes"), which should be read in conjunction with the Statements contained herein. The Statements and related Notes contained herein should be read in conjunction with the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the year ended February 2, 2002 and the Company's Quarterly Report on Form 10-Q for the period ended May 4, 2002, and the consolidated financial statements and related notes of Casual Male included above.


                                                            DESIGNS, INC.
                                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                            May 4, 2002

                                                                         Historical
                                                                  --------------------------
                                                                                   Casual     Pro Forma               Pro Forma
(In thousands)                                                    Designs, Inc.   Male Corp.  Adjustments  Note 3      Combined
                                                                 --------------  -----------  -----------  ------    -----------

ASSETS

Current assets:
     Cash and cash equivalents                                      $    --      $   4,974    $ 161,004      a        $     190
                                                                                               (161,004)     b
                                                                                                    190      b
                                                                                                 (4,974)     c
     Accounts receivable                                                  278        4,500        1,870      b            2,148
                                                                                                 (4,500)     c
     Inventories                                                       69,273         --         77,848      b          147,121
     Deferred income taxes                                              1,082         --           --                     1,082
     Prepaid expenses                                                   3,012          778        5,887      b            8,899
                                                                                                   (778)     c
     Assets held for sale                                                --        124,996     (124,996)     c               --
                                                                    ---------    ---------    ---------                ---------
          Total current assets                                         73,645      135,248      (49,453)                159,440

Property and equipment, net of
     accumulated depreciation and amortization                         20,052         --         65,474      b           85,526
Deferred income taxes                                                   7,326         --           --                     7,326
Other assets                                                            1,072           11       57,987      b           61,259
                                                                                                    (11)     c
                                                                                                  2,200      a
                                                                    ---------    ---------    ---------               ---------
          Total assets                                              $ 102,095    $ 135,259    $  76,197               $ 313,551
                                                                    =========    =========    =========               =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt                              $    --      $  35,263    $     820      b        $     820
                                                                                                (35,263)     c
     Accounts payable                                                  15,367        1,155       25,797      b           41,164
                                                                                                 (1,155)     c
     Accrued expenses and other current liabilities                    12,420        4,132        8,750      b           24,659
                                                                                                  3,489      b
                                                                                                 (4,132)     c
     Borrowings under revolver                                         33,641       45,268       30,155      a           63,796
                                                                                                (45,268)     c
                                                                    ---------    ---------    ---------               ---------
          Total current liabilities                                    61,428       85,818      (16,807)                130,439

Long-term debt, net of current portion (Note 5)                          --           --         40,911      a           52,307
                                                                                                 11,396      b
Liabilities subject to compromise                                        --        148,244     (148,244)     c               --
                                                                    ---------    ---------    ---------               ---------
          Total liabilities                                            61,428      234,062     (112,744)                182,746
                                                                    ---------    ---------    ---------               ---------

Stockholders' equity:
  Preferred stock, $0.01 par value, 1,000,000 shares authorized, on a histroical basis none issued, on a pro forma basis 180,162
    Series B preferred issued and assumed converted to Common Stock       --           --              2      a               --
                                                                                                      (2)     d
    Common stock, $0.01 par value, 50,000,000 shares
       authorized, 17,622,000 historical shares and
       37,018,000 pro forma shares issued at May 4, 2002                  176        7,104           14      a              370
                                                                                                 (7,104)     c
                                                                                                    180      d
     Additional paid-in capital                                        56,237      121,534       92,122      a          146,181
                                                                                                 (2,000)     b
                                                                                               (121,534)     c
                                                                                                   (178)     d
     (Accumulated deficit) retained earnings                           (7,099)    (227,441)     227,441      c           (7,099)
     Treasury stock, 3,040,000 shares at May 4, 2002 on
       both a historical and pro forma basis                           (8,450)        --           --                    (8,450)
     Note receivable from officer                                        (197)        --           --                      (197)
                                                                    ---------    ---------    ---------               ---------
          Total stockholders' equity                                   40,667      (98,803)     188,941                 130,805
                                                                    ---------    ---------    ---------               ---------
               Total liabilities and stockholders' equity           $ 102,095    $ 135,259    $  76,197               $ 313,551
                                                                    =========    =========    =========               =========

                               See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.


                              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                         For the three months ended May 4, 2002

                                                                        Historical
                                                                ------------------------
                                                                                Casual     Pro Forma                 Pro Forma
(In thousands, except share data)                               Designs, Inc.  Male Corp.  Adjustments       Note 4   Combined
                                                                ------------  ----------  ------------       ------  ----------

Sales                                                            $  36,441    $  78,371    $    --                   $ 114,812
Cost of goods sold including occupancy                              28,448       35,494        9,715            a       73,657
                                                                 ---------    ---------    ---------                 ---------
Gross profit                                                         7,993       42,877       (9,715)                   41,155
                                                                 ---------    ---------    ---------                 ---------

Expenses:
     Selling, general and administrative                             9,077       37,904       (9,715)           a       37,266
     Reorganization costs                                             --          2,098       (2,098)           b         --
     Depreciation and amortization                                   1,411        2,254         (554)           c        3,111
                                                                 ---------    ---------    ---------                 ---------
Total expenses                                                      10,488       42,256      (12,367)                   40,377
                                                                 ---------    ---------    ---------                 ---------

Operating income (loss)                                             (2,495)         621        2,652                      778

Interest expense, net                                                  353        2,546          158            d        3,057
                                                                 ---------    ---------    ---------                 ---------

Income (loss) before income taxes                                   (2,848)      (1,925)       2,494                    (2,279)

Provision (benefit) for income taxes                                (1,053)        --          1,053                        --
                                                                 ---------    ---------    ---------                 ---------

Net (loss) income                                                $  (1,795)   $  (1,925)   $   1,441                 $  (2,279)
                                                                 =========    =========    =========                 =========

Net loss per share - basic                                       ($   0.12)   ($   0.14)                             ($   0.06)
Net loss per share - diluted                                     ($   0.12)   ($   0.14)                             ($   0.06)

Weighted average number of common and preferred shares outstanding:
     Basic                                                          14,576       14,206                                 36,187
     Diluted                                                        14,576       14,206                                 36,187

                          See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.



                                               DESIGNS, INC.
                     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  For the fiscal year ended February 2, 2002

                                                                        Historical
                                                                 -------------------------
                                                                                  Casual    Pro Forma                Pro Forma
(In thousands, except share data)                                Designs, Inc.   Male Corp. Adjustments      Note 4   Combined
                                                                 -------------  ---------- ------------      ------  ----------

Sales                                                            $ 195,119    $ 430,807    $ (98,275)           a    $ 527,651
Cost of goods sold including occupancy                             147,898      246,468      (48,693)           a      345,673
                                                                 ---------    ---------    ---------                 ---------
Gross profit                                                        47,221      184,339      (49,582)                  181,978
                                                                 ---------    ---------    ---------                 ---------

Expenses:
     Selling, general and administrative                           39,743       190,585      (72,111)            a      158,217
     Reorganization costs                                           --           37,974      (35,574)            b        2,400
     Provision for impairment of assets                             --           12,292      (12,292)            b           --
     Depreciation and amortization                                  5,398        12,633       (5,832)            c       12,199
                                                                 ---------    ---------    ---------                  ---------

Total expenses                                                     45,141       253,484     (125,809)                   172,816
                                                                 ---------    ---------    ---------                  ---------

Operating income (loss)                                             2,080       (69,145)      76,227                      9,162

Interest expense, net                                               1,905        13,671       (1,363)            d       14,213
                                                                ---------     ---------    ---------                  ---------

Income (loss) before income taxes                                     175       (82,816)      77,590                     (5,051)

Provision (benefit) for income taxes
                                                                    8,056           304         (304)                     8,056
                                                                 ---------    ---------    ---------                  ---------

Net (loss) income                                                $  (7,881)   $ (83,120)   $  77,894                  $ (13,107)
                                                                 =========    =========    =========                  =========

Net (loss) income per share - basic                              ($   0.54)   ($   5.85)                              ($   0.36)
Net (loss) income per share - diluted                            ($   0.54)   ($   5.85)                              ($   0.36)

Weighted average number of common and preferred shares
  outstanding:
     Basic                                                          14,486       14,206                                  36,096
     Diluted                                                        14,486       14,206                                  36,674

                         See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                  DESIGNS, INC.

    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1.      Basis of Presentation

The unaudited pro forma financial information included herein gives effect to the acquisition by Designs, Inc. (now known as Casual Male Retail Group, Inc) (the "Company") of substantially all the assets Casual Male Corp. and certain of its subsidiaries ("Casual Male"). The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended May 4, 2002 and the year ended February 2, 2002 are based on historical data as reported by the separate companies, and reflect adjustments prepared as if the acquisition had occurred on February 4, 2001. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is based on historical data as reported by the separate companies, and reflects adjustments prepared as if the acquisition had occurred on May 4, 2002.

The acquisition of Casual Male has been accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values, with appropriate recognition given to the Company's borrowing rates, accounting policies, and income taxes. The Company's management does not expect that the final allocation of the purchase price for the acquisition of Casual Male will differ materially from the allocations used to prepare the unaudited pro forma financial information presented herein.

2.      Description of Acquisition

On May 14, 2002, the Company completed the acquisition of substantially all of the operating assets of Casual Male, including the retail stores and the catalog and e-commerce business, for a purchase price of approximately $170 million plus the assumption of certain operating liabilities. The acquisition was pursuant to an Asset Purchase Agreement entered into as of May 2, 2002 (the "Asset Purchase Agreement") by and among Designs, Inc. and Casual Male. The Company was selected as the highest and best bidder for the Casual Male assets at a bankruptcy court ordered auction commencing May 1, 2002 and concluded on May 2, 2002. The U.S. Bankruptcy Court for the Southern District of New York subsequently granted its approval for the acquisition of Casual Male by the Company on May 7, 2002.

The Casual Male acquisition, along with the payment of certain related fees and expenses, was completed with funds provided by: (i) approximately $30.2 million in additional borrowings from the Company's amended three year $120.0 million senior secured credit facility with the Company's bank, Fleet Retail Finance, Inc. ("FRFI"), (ii) $15.0 million in a three year term loan with a subsidiary of FRFI, (iii) proceeds from the private placement of $24.5 million principal amount of 12% senior subordinated notes due 2007 together with detachable warrants to acquire 1,715,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), at an exercise price of $.01 per share, and additional detachable warrants to acquire 1,176,471 shares of Common Stock at an exercise price of $8.50 per share, (iv) $11.0 million principal amount of 5% senior subordinated notes due 2007, (v) approximately $82.5 million of proceeds from the private placement of approximately 1.4 million shares of Common Stock and 180,162 shares of newly designated Series B Convertible Preferred Stock, par value $0.01 per share ("Series B Preferred Stock") (equivalent to approximately
18.0 million shares of Common Stock, conditioned upon shareholder approval for conversion), and (vi) the assumption of a mortgage note in the principal amount of approximately $12.2 million.

On August 8, 2002, at the Company's Annual Meeting of Stockholders, the stockholders approved the convertibility of the Series B Preferred Stock and the exercisability of certain such warrants. Accordingly, on August 8, 2002, the 180,162 shares of Series B Preferred Stock was automatically converted into 18,016,200 shares of Common Stock and the warrants became immediately exercisable, subject to certain rights to require registration under the Securities Act of 1933, as amended.

3.      Pro Forma Adjustments as of May 4, 2002

The pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet reflect the purchase of Casual Male and the allocation of the pro forma purchase price to the acquired assets and the assumed liabilities based on the preliminary estimate of their fair market value at the date of acquisition.

a) The adjustment reflects the funds raised in connection with the Casual Male acquisition, as follows (in thousands):

      $    30,155        Borrowings under a senior secured credit facility with
                         FRFI.
           15,000        Term loan with a subsidiary of FRFI, Back Bay Capital.
           11,000        Principal amount of 5% senior subordinated notes.
           24,500        Principal amount of 12% senior subordinated notes, and
                         the issuance of warrants to purchase 1,715,000 shares
                         of Common Stock at an exercise price of $.01 per share.
                         In addition, $10.0 million of the $24.5 million senior
                         subordinated notes were issued together with additional
                         detachable warrants to acquire 1,176,471 shares at an
                         exercise price of $8.50 per share. Of the total funds
                         of $24.5 million, approximately $9.6 million has been
                         assigned to the value of the warrants and accordingly
                         are reflected in additional paid in capital. See note 5
                         below for additional discussion regarding the
                         valuation.
            82,549       Gross proceeds from the private placement of
                         approximately 1.4 million shares of Common Stock and
                         180,162 shares of Series B Preferred Stock.
           ( 2,200 )     Deferred financing fees paid in connection with
                         financing
          ---------

        $  161,004       Total funds raised in connection with Acquisition
          =========

b) The adjustment reflects the consummation of the acquisition, including payment to the Casual Male Corp. for certain assets held for sale and the accrual for estimated transaction costs. The adjustment also reflects the allocation of the purchase price, as follows:

    (In thousands)
    Cash paid to Casual Male Corp.                          $     161,004

                                                            Debit (Credit)
    Cash and cash equivalents                               $         190
    Accounts receivable                                             1,870
    Merchandise inventory                                          77,848
    Prepaid expenses                                                5,887
    Property and equipment                                         65,474
    Other assets                                                    6,659
    Casual Male trademark                                          29,544
    Customer lists                                                  1,600
    Goodwill                                                       20,184
    Accounts payable                                             (25,797)
    Accrued expenses and other current liabilities                (3,489)
    Accrual for estimated  transaction and severance costs        (8,750)
    (1)
                                                             -------------
    Additional paid in capital for offering costs (1)               2,000
                                                             -------------
    Mortgage note                                                (12,216)
                                                             -------------
         Estimated fair value of net assets acquired        $     161,004
                                                             -------------

    (1) Included in the accrual for transaction costs is offering costs of $2.0 million, which are reflected as a reduction of equity. In connection with the equity financing, the Company also issued warrants to purchase 500,000 shares of the Company's common stock at an exercise price of $4.25 per share. The Company has recorded the fair value of these warrants of $1.3 million, which was calculated utilizing the Black Scholes model, as a equity financing cost and therefore the impact of these warrants in stockholder's equity is net zero.

c) Adjustments reflect the elimination of the assets and liabilities which were on Casual Male Corp.'s balance sheet at historical cost, including the assets held for sale which were then reclassed based on the allocation of purchase price as shown above.

d) Assumes that the 180,162 shares of Series B Convertible Preferred Stock was converted to 18,016,200 shares of Common Stock. The Series B Convertible Preferred Stock automatically converted to Common Stock on August 8, 2002 at the Company's Annual Meeting of Stockholders. Since the value of the Series B Convertible Preferred Stock equaled the value of the assumed converted shares of Common Stock on the date of the transaction, no value was assigned to the conversion feature.

4. Pro Forma Adjustments for the Three Months Ended May 4, 2002 and the Fiscal Year Ended February 2, 2002

The pro forma adjustments to the unaudited pro forma condensed consolidated income statement reflect the purchase of Casual Male and the conforming of Casual Male's financial statement presentation to that of the Company.

a) The adjustment is intended to reflect the pro forma results of the Statement of Operations on a continuing basis and include adjustments for the following:

i) elimination of the operations of the Casual Male Corp. Work n' Gear business sold to Sandy Point LLC effective May 4, 2002; and
ii) non-continuing sales, cost of goods sold and selling, general and administrative costs associated with closing 134 stores.


                                                                 Cost of
    Three Months Ended May 4, 2002                   Sales        Sales         SG&A
                                                   ----------    ---------    ----------

    Reclassification of occupancy expense (1)              -        9,715       (9,715)
                                                   ----------    ---------    ----------
               Total adjustment                 $          -        9,715       (9,715)
                                                   ==========    =========    ==========


                                                                 Cost of
    Year Ended February 2, 2002                      Sales        Sales         SG&A
                                                   ----------    ---------    ----------

    Work n' Gear operations                     $   (53,970)     (33,842)      (24,650)
    Store closures                                  (44,305)     (40,425)      (21,887)

               Subtotal                             (98,275)     (74,267)      (46,537)
                                                   ----------    ---------    ----------
    Reclassification of occupancy expense (1)              -       38,120      (38,120)
                                                   ----------    ---------    ----------
    Reclassification of cost of sales (1)                  -     (12,546)        12,546
                                                   ----------    ---------    ----------
               Total adjustment                 $   (98,275)     (48,693)      (72,111)
                                                   ==========    =========    ==========

(1) Historical occupancy expenses for Casual Male are reclassified from selling, general and administrative expenses to cost of goods sold to conform to the Company's presentation. In addition, certain overhead costs included in the historical cost of goods sold of Casual Male are reclassified to selling, general and administrative expenses to conform to the Company's presentation.

b) The adjustment reflects the elimination of reorganization costs and provision for impairment of assets. As discussed in Note 1 to the Consolidated Financial Statements of Casual Male Corp. and subsidiaries, during fiscal 2002, Casual Male Corp. recorded reorganization costs totaling $38.0 million, of which $35.6 million related directly to store closings which were not part of the assets acquired by the Company. Also, Casual Male Corp. recorded a provision in the amount of $12.3 million related solely to the impairment of assets of its Work n' Gear business. Accordingly, the Company has recorded an adjustment to eliminate the $35.6 million restructuring charges and the $12.3 million of impairment charges. The $2.1 million adjustment in the quarter ended May 4, 2002 related to store closings, which were not part of the assets acquired by the Company.

c) Depreciation and amortization expense was adjusted to reflect the fair market revaluation of Casual Male property and equipment, as well as the amortization of the deferred financing costs over a 3-year period. In addition, depreciation expense was adjusted for the Casual Male Corp. stores closed during the year ended February 2, 2002. The corporate headquarters building located in Canton, Massachusetts is depreciated over a 30-year remaining useful life and the average remaining useful life of stores purchased in the acquisition is 7 years.

d) Interest expense was adjusted to reflect debt levels and varied rates of interest on debt used to acquire the assets of Casual Male, including the amortization of the warrants issued in connection with the financing of the acquisition. Specifically, interest expense was estimated using the following assumptions:

                                    Aver. Borrowings      Estimated Interest
                                     Outstanding          Rate- Annualized

Borrowings under revolver           $70.0    million             **
Term loan with FRFI                  15.0    million           18.0%
5% senior subordinated notes         11.0    million            5.0%
12% senior subordinated notes        24.5    million           12.0%
Mortgage note                        12.0    million            9.0%
Amortization of warrants              9.6    million            n/a

    ** Variable rate debt; the Company applied its historical average interest rate which it incurred on its variable debt during fiscal 2002 and for the first quarter of fiscal 2003. At the option of the Company, borrowings under its revolver bear interest at the Fleet National Bank's prime rate or at LIBOR plus 2% rates. For fiscal 2002 the average variable rate used was 6.1% and for the first quarter ended May 4, 2002 the average variable rate was 4.5%.

5.      Pro Forma Long-term Debt

Pro forma long-term debt as of May 4, 2002 was comprised of the following:

(In thousands)
12% senior subordinated notes due 2007 (a)    $   14,911
Term loan (b)                                     15,000
5% senior subordinated notes due 2007             11,000
Mortgage note (c)                                 12,216
                                                ---------
     Total long-term debt                         53,127
Less: current portion of mortgage note             (820)
                                                ---------
     Long-term debt, less current portion     $   52,307
                                                =========

a) The principal amount of the 12% senior subordinated notes of $24.5 million is net of warrants to purchase 1,715,000 shares of Common Stock at an exercise price of $.01 per warrant, and additional detachable warrants to acquire 1,176,471 shares of Common Stock at an exercise price of $8.50 per share. The Company determined that the warrants with an exercise of $0.01 had a fair value of approximately $4.24, which was equal to the price, less the $0.01 exercise price, at which Common Stock was sold on the date of the transaction. The warrants with an exercise price of $8.50 per share were assigned a value, utilizing the Black Scholes model, of $1.97 per share. The total value of the warrants of $9.6 million will be amortized over the five-year term of the notes as interest expense.

b) The three-year term loan includes a 12% coupon, 3% paid-in-kind, and 3% annual commitment fee, for a total annual yield of 18%.

c) The mortgage note is payable in equal monthly installments of principal and interest over its remaining term of 10 years and bears interest at 9.0%.

6.      Pro Forma Net Income (Loss) Per Share

Pro forma basic earnings per share for the three months ended May 4, 2002 and the year ended February 2, 2002 assumes that 1,379,310 new shares of Common Stock were issued and outstanding, the Series B Preferred Stock was converted to 18,016,200 shares of Common Stock and certain warrants were fully exercised for 2,215,000 shares of Common Stock on February 3, 2002 and February 4, 2001, respectively. Pro forma diluted earnings per share is determined by giving effect to the exercise of stock options and warrants using the treasury stock method.

Reconciliation of Pro Forma Weighted Average Common Shares Outstanding
----------------------------------------------------------------------


For the three months ended May 4, 2002             Historical  adjustment    Pro forma
--------------------------------------------------------------------------------------

Preferred Stock, $0.01 par value                         --        --            --
Common Stock, $0.01 par value:                       17,616    19,395 (a)    37,011
Treasury Stock                                       (3.040)       --        (3,040)
Warrants:
     $0.01 exercise price                                --     1,715         1,715
     $4.25 exercise price                                --       500           500
     $8.50 exercise price                                --        -- (b)        --
--------------------------------------------------------------------------------------
Total Weighted Average Common Shares Outstanding     14,576    21,610        36,186
======================================================================================


For the fiscal year ended February 2, 2002         Historical  adjustment    Pro forma
--------------------------------------------------------------------------------------

Preferred Stock, $0.01 par value                         --        --            --
Common Stock, $0.01 par value:                       17,526    19,395 (a)    36,921
Treasury Stock                                       (3,040)       --        (3,040)
Warrants:
     $0.01 exercise price                                --     1,715         1,715
     $4.25 exercise price                                --       500           500
     $8.50 exercise price                                --        -- (b)        --
--------------------------------------------------------------------------------------
Total Weighted Average Common Shares Outstanding     14,486    21,610        36,096
======================================================================================


    (a) Includes the issuance of 1,379,310 shares of newly issued Common Stock and also assumes the conversion of 180,162 shares of Series B Preferred Stock to 18,016,200 shares of Common Stock.

    (b)Warrants to purchase shares of Common Stock with an exercise price of $8.50 per share, which were assumed fully exercisable, were excluded from basic weighted average of common shares outstanding because the exercise price was greater than the average market price of the Common Stock for the respective periods.

                                                  Three Months
                                                      Ended       Year Ended
    (In thousands)                                 May 4, 2002  February 2, 2002
                                                  ------------  ---------------

Basic weighted-average common shares
  outstanding                                         36,187       36,096
Stock options, excluding anti-dilutive
    options of 764 shares for the three
    months ended May 4, 2002                            --            578
                                                      ------       ------

Diluted weighted-average shares outstanding           36,187       36,674
                                                      ======       ======


    Options to purchase shares of Common Stock, par value $.01 per share, of 178,350 and 933,900 for the three months ended May 4, 2002 and the year ended February 2, 2002, respectively, and warrants to purchase 1,176,471 shares of Common Stock at an exercise price of $8.50 per share, were assumed outstanding during the respective periods but were not included in the computation of diluted earnings per share because the exercise price of the options was greater than the average market price of the Common Stock for the period reported.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CASUAL MALE RETAIL GROUP, INC.

Date: September 11, 2002

                                                By: /s/ Dennis R. Hernreich
                                                   -----------------------------
                                                Name:  Dennis R. Hernreich
                                                Title: Senior Vice President and
                                                       Chief Financial Officer